Exhibit 4

                                                      Form    of   Variable
          Annuity Contract

          CERTIFICATE DATA PAGE



             ANNUITY INFORMATION

             OWNER INFORMATION

             Annuity Certificate Number:          1234567

             Effective Date:                      March 1, 1996

             Status of Annuity:                   Non-Qualified

             Initial Contribution:                $5,000

             Payment Commencement Date:  March 1, 2006
             Owner:                       JOHN C. DOE

             Date of Birth:              April 1, 1944

             Tax ID Number:          111-11-1111

             Joint Owner:            JANE B. DOE
             Date of Birth:            November 12, 1948
             Tax ID Number:        ###-##-####

             ANNUITANT INFORMATION





             Annuitant:                             JOHN C. DOE

             Date of Birth:                      March 22, 1942
             Tax ID Number:                      ###-##-####
             Contingent Annuitant:      DAVID J. DOE
             Date of Birth:                      June 6, 1964
             Tax ID Number:                      ###-##-####


                                                    CERTIFICATE INFORMATION



             This Certificate Data Page, together with the Initial Premium Allocation
             Confirmation, reflects the information with which your Certificate has been established as of the Effective Date. If you wish to change or correct any information on this page, please call the Schwab Annuity Service Center immediately at 1-800-838-0649.

             o_CONTRACTUAL GUARANTEE OF A MINIMUM RATE OF INTEREST:      3%

             o_CHARGES: Charges at the time we issued this Certificate are shown below.
                  Risk Charge:
             Mortality:                      Expense:              Total:
             .68% maximum                       .17% maximum           .85%
          maximum

                  Certificate Maintenance  Charge:           $25.00 maximum
          annually

             o_PAYMENT  COMMENCEMENT   DATE:   The date  on which   annuity
          payments or periodic
                withdrawals   will  start.   This    Certificate Data  Page
          indicates the date that
                you selected, or if no date is specified, the latest date on which payments
                can    start.     (You    may    change    the    Payment
          Commencement  Date  prior  to
                commencement   of annuity  payments,   or it may be changed
          by the  Beneficiary
                upon the death of an Owner.)


          SERVICE CENTER:


                                                               Schwab
          Annuity Service Center
                                                                       P.O.
          Box 7806

                                                           San   Francisco,
          California 94120
             -7806

          1-800-838-0649


             POLICYHOLDER INFORMATION:                          Trustees of
          ABC Trust, Inc.


                                        Policyholder

          BENEFICIARY INFORMATION




             Beneficiary:                          Sally Smith
             Date of Birth:
          January 17, 1956
             Tax ID Number:
          ###-##-####

                                                   First Great-West  Life &
          Annuity Insurance
              Company
                                                                    A Stock

          Company
                                                  125 Wolf Road
          Albany, NY  12205



                                                     FLEXIBLE PREMIUM FIXED
          AND VARIABLE
                                                     DEFERRED GROUP ANNUITY




                                            PLEASE   READ    THIS   ANNUITY
          CERTIFICATE CAREFULLY.

             PAYMENTS AND  VALUES BASED ON THE FIXED   ACCOUNT VALUE MAY BE
          SUBJECT TO A MARKET
             VALUE ADJUSTMENT,   AND  MAY  RESULT IN  POSITIVE OR  NEGATIVE
          ADJUSTMENTS TO AMOUNTS

             PAYABLE DUE TO SURRENDERS, TRANSFERS, AND AMOUNTS APPLIED TO PURCHASE AN
             ANNUITY. THE MARKET VALUE ADJUSTMENT IS APPLIED TO THE AMOUNT OF TRANSFER OR
             WITHDRAWAL REQUESTED AND A NEGATIVE ADJUSTMENT MAY CAUSE THE AMOUNT TRANSFERRED
             OR WITHDRAWN TO BE LESS THAN THE AMOUNT REQUESTED. THE MARKET VALUE ADJUSTMENT
             WILL NOT APPLY TO ANY GUARANTEE PERIOD HAVING FEWER THAN 6 MONTHS PRIOR TO THE
             GUARANTEE PERIOD MATURITY DATE FOR: 1) TRANSFER TO ANOTHER GUARANTEE PERIOD,
             FIXED SUB-ACCOUNT OR TO A VARIABLE SUB-ACCOUNT OFFERED UNDER
                    THIS CERTIFICATE; OR
             2) SURRENDERS, PARTIAL WITHDRAWALS, ANNUITIZATION OR PERIODIC WITHDRAWALS; OR
             3)  A  SINGLE  SUM  PAYMENT UPON  DEATH  OF  AN  OWNER OR  THE
          ANNUITANT.


             ALL    PAYMENTS    AND  VALUES    BASED  ON  THE    INVESTMENT
          EXPERIENCE  OF THE VARIABLE
             ACCOUNT  VALUE  ARE  VARIABLE,     MAY  INCREASE  OR  DECREASE
          ACCORDINGLY,  AND ARE NOT
             GUARANTEED AS TO AMOUNT.

             THE  SMALLEST  ANNUAL RATE  OF INVESTMENT   RETURN WHICH WOULD
          HAVE TO BE EARNED ON
             THE ASSETS OF THE SEPARATE ACCOUNT SO THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY
             PAYMENTS WILL NOT DECREASE IS 5.85%.

             A  10%  FEDERAL  TAX   PENALTY  MAY  APPLY  IF   A  SURRENDER,
          WITHDRAWAL, OR DISTRIBUTION
             IS TAKEN PRIOR TO THE TAXPAYER'S ATTAINMENT OF AGE 59 1/2.

             FREE LOOK PERIOD
             10 DAY RIGHT TO EXAMINE CERTIFICATE. IF NOT SATISFIED WITH THE CERTIFICATE,
             RETURN IT TO THE COMPANY OR THE SCHWAB ANNUITY SERVICE CENTER WITHIN 10 DAYS OF
             RECEIVING IT. THE CERTIFICATE WILL BE VOID FROM THE START, AND THE COMPANY WILL REFUND THE GREATER OF: 1) CONTRIBUTIONS
          RECEIVED; OR
             2) THE ANNUITY ACCOUNT VALUE LESS SURRENDERS, WITHDRAWALS, AND DISTRIBUTIONS.

             FLEXIBLE PREMIUM FIXED AND VARIABLE DEFERRED GROUP ANNUITY. Contributions may be made until the Payment Commencement Date or until the death
             benefit is payable to a Beneficiary. The Owner is as shown on the Certificate
             Data Page unless changed as provided for in this Certificate. The Company will pay the Annuitant the first of a series of annuity payments on the annuity commencement date by applying the Annuity Account Value with a Market Value
             Adjustment, if applicable, of the Owner's Annuity Account according to the
             Payment Options Provisions. Subsequent payments will be paid on the same day of each frequency period according to the provisions of this Certificate. Any paid-up annuity, cash surrender value or death benefits that may be available under this Certificate will not be less than the minimum benefits required by any  statute  of  the  state  in  which  this  Certificate  is delivered.
             Non-Participating. Not eligible to share in the Company's divisible surplus.


             Signed for First Great-West Life & Annuity Insurance Company on the issuance of this Certificate.
             [GRAPHIC OMITTED]                     [GRAPHIC OMITTED]
             D.C. Lennox,                           W.T. McCallum,
             Secretary                                  President and Chief
          Executive Officer

             J434 NY
                    (97)

                                                                    Table
          of Contents


                                    Use  this Table  of Contents  to locate
          specific  topics in
             this annuity Certificate.



          DEFINITIONS......................................................
          ......3


                    GENERAL PROVISIONS
                                                    E  n  t  i  r  e
          Contract....................................................5
                                      C e r t i f i c a t e
          Modification...........................................5

          Non-Participating................................................
          ..5
                        Misstatement           of          Age           or
          Sex.........................................5

          Reports..........................................................
          ..6
                                                    N  o  t  i  c  ea  n  d
          Proof...................................................6
                                      T a x   C o n s e q u e n c e s   o f
          Payments.......................................6

          Currency.........................................................
          ..6
                                                    V  o  t  i  n  g
          Rights......................................................6


                    OWNERSHIP PROVISIONS
                                                    R  i  g  h  t  s   o  f
          Owner....................................................6

          Beneficiary......................................................
          ..6
                                      D e s i g n a t i o n             o f
          Beneficiary........................................6
                                                    C  h  a  n  g  e   o  f
          Beneficiary..............................................7
                                                    D  e  a  t  h      o  f
          Beneficiary...............................................7
                                      S u c c e s s i v e
          Beneficiaries...........................................7

          Annuitant........................................................
          ..7
                                      C o n t i n g e n t
          Annuitant...............................................7
                                                    C  h  a  n  g  e   o  f
          Ownership................................................7
                                      C o l l a t e r a l
          Assignment..............................................7
                                      O w n e r s h i p   o f   S e r i e s
          Account.......................................7


                    CONTRIBUTIONS PROVISIONS
                                      E f f e c t i v e
          Date.....................................................8

          Contributions....................................................
          ..8
                                      A l l o c a t i o n               o f
          Contributions.......................................8


                    ACCOUNT VALUE AND MARKET VALUE ADJUSTMENT PROVISIONS
                        Certificate                             Maintenance
          Charge.....................................8
                                      V a r i a b l e         A c c o u n t
          Value.............................................8
                                      A c c u m u l a t i o n
          Units.................................................9
                                      A c c u m u l a t i o n       U n i t
          Value............................................9
                                      N e t             I n v e s t m e n t
          Factor..............................................9
                                                    R  i  s  k
          Charge........................................................9

          Guarantee Period Fund.........................................9
          Value of Guarantee Period.....................................10
          Allocation at Guarantee Period Maturity Date..................10
          Breaking a Guarantee Period...................................10
          Market Value Adjustment.......................................11

                                                              Table      of
          Contents (continued)



             Use  this  Table   of  Contents  to  locate   specific  topics
          in  this  annuity
             Certificate.


                    TRANSFER PROVISIONS

          Transfers........................................................
          .11
                                                    D  o  l  l  a  rC  o  s  t
          Averaging.............................................12
                                      T h e             R e b a l a n c e r
          Option.............................................12


                    DEATH BENEFIT PROVISIONS
                                      P a y m e n t      o f      D e a t h
          Benefit..........................................13
                                      D i s t r i b u t i o n
          Rules...............................................13
                        Compliance         with        Code         Section
          72(s)................................14


                    SURRENDERS AND PARTIAL WITHDRAWALS

                                      S u r r e n d e r
          Benefit.................................................14
                                                    P  a  r  t  i  a  l
          Withdrawals...............................................14

          Postponement.....................................................
          .15


                    PAYMENT OPTIONS
                                                    H  o  w            t  o
          Elect......................................................15
                        Selection                 of                Payment
          Options......................................15
                        Variable               Annuity              Payment
          Options..................................15
                        Fixed                Annuity                Payment
          Options.....................................16
                                      P e r i o d i c   W i t h d r a w a l
          Option........................................17
                        How           to           Elect           Periodic
          Withdrawals.................................17
                        Periodic             Withdrawal             Options
          Available.............................17

             Definitions





             Accumulation  Period  - the  period  between   the   Effective
          Date and the Payment
             Commencement Date.



             Accumulation Unit - an accounting measure used to determine the Variable Account
             Value before the date annuity payments commence.



             Annuitant - the person named in the application and in the Certificate Data Page upon whose life the payment of an annuity is based and who will receive annuity payments. If a Contingent Annuitant is named, then the Annuitant will be considered the Primary Annuitant.



             Annuity   Account - an   account   that   reflects  the  total
          value of the  Owner's
             Variable and Fixed Sub-Accounts.



             Annuity Account Value - the sum of the Variable and Fixed Sub-Accounts credited to the Owner under the Annuity Account.



             Annuity Payment Period - the period beginning on the Payment Commencement Date and continuing until all annuity payments have been made under this Certificate.

             Annuity Unit - an accounting measure used to determine the dollar value of any variable dollar annuity payment after the first annuity payment is made.



             Automatic Contribution Plan - a plan provided to the Owner to allow for automatic payment of Contributions. The Contribution amount will be withdrawn from a pre-authorized account and automatically credited to the Annuity Account.



             Beneficiary - the person(s) designated by the Owner to receive death proceeds which may become payable upon the death of an Owner or the Annuitant. If the surviving spouse of an Owner is the surviving Joint Owner, the surviving spouse will be deemed to be the Beneficiary upon such Owner's death and may take the death benefit or elect to continue this Certificate in force. The Beneficiary is shown on the Certificate Data Page unless later changed by the Owner.



             Certificate    -  the document    issued  to  the Owner  which
          specifies the rights and
             obligations of the Owner.


             Company - First Great-West Life & Annuity Insurance Company, the underwriter for this annuity, located  at 125 Wolf Road, Albany,  New York
          12205.



             Contingent Annuitant - the person named in the application who will become the
             Annuitant upon the death of the Primary Annuitant. The Contingent Annuitant is the person named in the Certificate Data Page, unless later changed by Request while the Primary Annuitant is alive and before annuity payments have commenced.



             Contract - the document   issued to the   Policyholder   which
          specifies the rights
             and obligations of the Policyholder.



             Contractual Guarantee of a Minimum Rate of Interest - the minimum interest rate applicable to each Fixed Sub-Account in effect at the time the Contribution is made. The Contractual Guarantee of a Minimum Rate of Interest is 3%.



             Contributions - purchase amounts received and allocated to the Variable or Fixed
             Sub-Account(s) prior to any Premium Tax or other deductions.

             Effective  Date -  the date on  which the first   Contribution
          is  credited to the
             Annuity Account.



             Eligible  Fund - a registered   management  investment company
          in which the assets
             of the Series Account may be invested.



             Fixed Account Value - the sum of the values of the Fixed Sub-Accounts credited to the Owner under the Annuity Account.



             Fixed Sub-Accounts - the sub-division(s) of the Annuity Account described in the

             Certificate and in the attached Fixed Sub-Account Riders, if any.



             Guarantee Period - one of the time intervals of the Guarantee Period Fund available under this Certificate. The Company will specify the Guarantee Period time intervals that are available and the predetermined rate of interest that will apply to each of the Guarantee Period time intervals. This rate of interest
             will  be  equal  to  the  annual  effective  rate  in   effect
          at the  time  the
             Contribution   is   made   and  as   reflected   in  written
          confirmation  of  the
             Contribution. The Company may stop offering any time interval at any time for new Contributions. Amounts allocated to one or more Guarantee Periods may be subject to a Market Value Adjustment. Definitions (continued)






             Guarantee Period Fund - A type of Fixed Sub-Account.



             Guarantee Period Maturity Date - the last day of any Guarantee Period.



             Individual   Retirement  Annuity (IRA)  - an  annuity Contract
          used for a retirement
             savings program that is intended to satisfy the requirements of Section 408 of the Internal Revenue Code of 1986, as amended.



             Investment    Division -  a  division  of the  Series  Account
          containing the shares of
             a  specific   portfolio  of the  Eligible  Fund. There  is  an
          Investment  Division for
             each portfolio of the Eligible Fund.



             Market Value Adjustment - an adjustment which may be made to amounts paid out
             before  the   Guarantee    Period    Maturity  Date   due   to
          surrenders,   partial
             withdrawals, Transfers, and amounts applied to a periodic withdrawal or to purchase an annuity, as applicable. The Market Value Adjustment may increase or decrease the amount payable on one of the above described distributions. A negative adjustment may result in an effective interest rate lower than the
             Contractual Guarantee of a Minimum Rate of Interest applicable to this Contract and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made.



             Non-qualified Annuity Certificate - an annuity Certificate which is not intended to be a part of a qualified retirement plan and is not intended to satisfy the requirements of Section 408 of the Internal Revenue Code of 1986, as amended.

             Owner (Joint Owners) - the person or persons named in the Certificate Data Page.
             The   Owner   is  entitled   to   exercise   all  rights   and
          privileges  under  the
             Certificate,   while  the  Annuitant  is  living,  except   as
          reserved  by  the
             Policyholder. Joint Owners must be husband and wife as of the Effective Date.
             The Annuitant will be the Owner unless otherwise indicated in the application.
             If a Certificate is purchased as an Individual Retirement Annuity under Section
             408 of the Code, the Annuitant must be the sole Owner; no Joint Owner may be named.



             Payment Commencement Date - the date on which annuity payments or periodic withdrawals commence under a payment option. The Payment Commencement Date must be at least one year after this Certificate's Effective Date. If a Payment
             Commencement Date is not shown on the Certificate Data Page, annuity payments will begin on the first day of the month of the Annuitant's 90th birthday. The
             Payment Commencement Date may be changed by the Owner prior to commencement of annuity payments or it may be changed by the Beneficiary upon the death of an
             Owner. If this is an IRA Certificate, payments which satisfy the minimum
             distribution   requirements   of  the  Code  must   begin   no
          later   than  the
             Owner/Annuitant's attainment of age 70 1/2.



             Policyholder   -  the    organization    entering    into  the
          contract  and whose  name
             appears on the Certificate Data Page as the Policyholder.

             Premium Tax - the amount of tax, if any, charged by a state or other governmental authority.



             Request - any instruction in a form satisfactory to the Company and received at the Schwab Annuity Service Center (or other annuity service center subsequently named) from the Owner or the Owner's designee (as specified in a form acceptable to the Company) or the Beneficiary, (as applicable) as required by any provision of this Certificate or as required by the Company. The Request is subject to any action taken or payment made by the Company before it was processed.



             Schwab Annuity Service Center - Post Office Box 7806, San Francisco, California 94120-7806. The toll-free telephone number is 1-800-838-0649.



             Simplified Employee Pension (SEP) - an Individual Retirement Annuity (IRA) which may accept Contributions from one or more employers under a retirement savings program intended to satisfy the requirements of Section 408(k) of the Internal

             Revenue Code of 1986, as amended.



             Series  Account   -  the  segregated     investment    account
          established by the Company
             under  New  York  law   and  registered  as a unit  investment
          trust  under  the
             Investment Company Act of 1940, as amended.



             Surrender Value - will be equal to:

             (a)  Annuity Account Value with a Market Value
                      Adjustment, if applicable, on the effective date of the surrender; less

             (b)      Premium Tax, if any.
             Definitions (continued)








             Transaction Date - the date on which any Contribution or Request from the Owner will be processed by the Company at the Schwab Annuity Service Center.
             Contributions and Requests received after 4:00 p.m. EST/EDT will be deemed to have been received on the next business day. Requests will be processed and the
             Variable Account Value will be valued on each date that the New York Stock
             Exchange is open for trading.



             Transfer  -   the  moving  of  money  from  one   sub-account
          to  one  or  more
             sub-account(s).

             Valuation Date - the date on which the net asset value of each Eligible Fund is determined.



             Valuation Period - the period between two successive Valuation
          Dates.



             Variable Account Value - the sum of the values of the Variable Sub-Accounts credited to the Owner under the Annuity Account. The Variable Account Value is credited with a return based upon the investment experience of the Investment
             Division(s) selected by the Owner and will increase or decrease accordingly.

             Variable   Sub-Accounts  -  sub-division(s)   of  the  Owner's
          Annuity  Account
             containing the value credited to the Owner from an Investment Division.






             General Provisions





             What is your agreement with us?

             ENTIRE CONTRACT

             This Certificate, Certificate Data Page, riders and amendments, if any, form the
             Entire Contract between the Owner and the Company. This Entire Contract supersedes all prior representations, statements, warranties, promises and agreements of any kind, whether oral or written, relating to the subject matter of this Certificate. All statements in the application made by an Owner or the
             Annuitant  will   be   considered  representations   and   not
          warranties.



             How can this Certificate be modified?

             CERTIFICATE MODIFICATION

             Upon 30 days notice to the Policyholder, the Company may at any time and without the consent of the Policyholder or any other person, modify this Certificate as needed to conform to changes in tax or other law. Such modifications will become part of this Certificate. Nothing in the group annuity contract invalidates or impairs any right granted to the Certificate Owner by New York Statutes
             Insurance Law Section 3219 or the Certificate.



             If this Certificate is purchased as an IRA, the Company reserves the right to modify this Certificate to the extent necessary to qualify it as an Individual
             Retirement Annuity as described in Section 408 of the Internal Revenue Code of
             1986, as amended, and all related sections and regulations which are in effect during the term of this Certificate.The Company may terminate certain Variable and Fixed Sub-Accounts. In that event, the Owner, by Request, may change the allocation of the Contributions and maturing Guarantee Periods. If no Request is made by the date the sub-account is terminated, future Contributions and maturing Guarantee Periods will be allocated to the Money Market Sub-Account.
             Any modification will not affect the terms, provisions or conditions which are, or may be, applicable to Contributions previously made to any such Variable
             Sub-Account. Any modification will not affect the terms of any unmatured
             Guarantee Period or other Fixed Sub- Account, except as may be described in the attached Fixed Sub-Account riders, if any.



             The Company may cease offering existing variable or fixed annuity payment options.


             ONLY THE PRESIDENT, A VICE-PRESIDENT, OR
             THE SECRETARY OF THE COMPANY CAN MODIFY
             OR WAIVE ANY PROVISION OF THIS CERTIFICATE.



             NON-PARTICIPATING

             This Certificate is non-participating. It is not eligible to share in the
             Company's divisible surplus.



             What if the Annuitant's age or sex is misstated?

             MISSTATEMENT OF AGE OR SEX

             If the age or sex of the Annuitant has been misstated, the annuity payments established will be made on the basis of the correct age. If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment. The interest rate used will be 3%.

             General Provisions (continued)

             How will the Contract values be reported?

             REPORTS

             The Company will furnish the Owner, at least annually, a statement of the
             Annuity   Account   Value  and the   Surrender    Value.   The
          Company will furnish the
             Owner copies of any other notices, reports or documents required by law.



             What are the notice and proof requirements?

             NOTICE AND PROOF

             Any notice or demand by the Company to or upon the Owner, or any other person may be given by mailing it to that person's last known address as stated in the
             Company's file. In the event of the death of an Owner or the Annuitant, the
             Company will require proof of death.



             Any  application,   report,  Request,  election,    direction,
          notice or demand by the
             Owner,  or  any  other   person,  must  be  made  in   a  form
          satisfactory to the Company.



             What are the tax consequences?

             TAX CONSEQUENCES OF PAYMENTS

             The Owner or Beneficiary, as the case may be, must determine the timing and amount of any benefit payable. Payments elected by the Owner in the form of periodic withdrawals, surrenders or partial withdrawals will be tax reported to the Owner. Annuity payments are payable to the Annuitant and will be tax reported to the Annuitant. Payments made to a Beneficiary will be tax reported to the Beneficiary. It is recommended that a competent tax adviser be consulted prior to obtaining any distribution from, or changing the ownership of, this
             Certificate. A 10% federal tax penalty may apply if a surrender, withdrawal, or distribution is taken prior to the taxpayer's attainment of age 59 1/2.



             Nothing contained herein will be construed to be tax or legal advice. Neither the Policyholder nor the Company assumes any responsibility or liability for any damages or costs, including but not limited to taxes, penalties, interest or attorney's fees incurred by the Owner, the Annuitant, the Beneficiary, or any
             other person arising out of any such determination.



             CURRENCY

             All   Contributions  and  all   transactions  will  be in  the
          currency of the United
             States of America.



             What are the voting rights?

             VOTING RIGHTS

             The Company will vote the shares of an Eligible Fund. To the extent required by law, the Company will vote according to the instructions of the Owner in proportion to the interest in the Variable Sub-Account. In such event, the
             Company will send proxy materials and form(s) to the Owner for a reply. If no reply is received by the date specified in the proxy materials, the Company will vote shares of the appropriate Eligible Fund in the same proportion as shares of the Eligible Fund for which replies have been received.



             During the   Annuity   Payment  Period,   the number  of votes
          will  decrease as the
             assets  held to fund  annuity   payments  decrease.  The Owner
          will be entitled to
             receive the proxy materials and form(s).



             Ownership Provisions





             What are the Owner's rights?

             RIGHTS OF OWNER

             While the Annuitant is living, the Owner has the sole and absolute power to exercise all rights and privileges in this Certificate. Upon the death of an
             Owner or the Annuitant, the Death Benefit Provisions section will apply.



             How is the Beneficiary determined?

             BENEFICIARY

             The Owner may, while the Annuitant is living, designate or change a Beneficiary by Request from time to time as provided below. If an Owner dies and the surviving Joint Owner is the surviving spouse of the deceased Owner, such surviving spouse will become the Beneficiary and may take the death benefit or elect  to  continue this  Certificate in  force.DESIGNATION OF

          BENEFICIARY

             Unless changed as provided below, or as otherwise required by law, the
             Beneficiary will be as shown on the Certificate Data Page. Unless otherwise indicated,  if  more  than  one  Beneficiary  is  designated, then  each  such
             Beneficiary so designated will share equally in any benefits and or rights granted by the Contract to such Beneficiary or allowed by the Company. If the
             Beneficiary is a partnership, any benefits will be paid to the partnership as it existed at the time of an Owner's or the Annuitant's death. The Company may rely on an affidavit by any responsible person to identify a Beneficiary or verify the non-existence of a Beneficiary not identified by name.



             Ownership Provisions
             (continued)

             CHANGE OF BENEFICIARY

             The Owner may, while the Annuitant is living, change the Beneficiary by Request.
             The Company shall not be bound by any change of Beneficiary unless it is made in writing and recorded at the Schwab Annuity Service Center. A change of
             Beneficiary will take effect as of the date the Request is processed at the
             Schwab Annuity Service Center, unless a certain date is specified by the Owner.



             If an Owner dies before the date the Request was processed, the change will take effect as of the date of the Request, unless the Company has already made a payment or has otherwise taken action on a designation or change before receipt or processing of such Request. A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except to the extent required by law.



             DEATH OF BENEFICIARY

             The interest of any Beneficiary who dies before an Owner or the Annuitant will terminate at the death of such Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after, the death of an Owner or the
             Annuitant will also terminate if no benefits have been paid to such Beneficiary, unless the Owner has indicated otherwise by Request. The benefits will then be paid  as though the  Beneficiary had died  before the deceased

          Owner or Annuitant.



             SUCCESSIVE BENEFICIARIES

             If an Owner dies, and the surviving Joint Owner is the surviving spouse of the deceased Owner, the surviving spouse will become the Beneficiary and may take the death benefit or elect to continue this Certificate in force. If there is no surviving Joint Owner, and no named Beneficiary is alive at the time of an
             Owner's death, any benefits payable will be paid to the Owner's estate.



             ANNUITANT

             While the Annuitant is living and at least 30 days prior to the annuity commencement date, the Owner may, by Request, change the Annuitant. A change of
             Annuitant will take effect as of the date the Request is processed at the Schwab
             Annuity Service Center.

             How is the Contingent Annuitant determined?

             CONTINGENT ANNUITANT

             While the Annuitant is alive, the Owner may, by Request, designate or change a
             Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the Request is processed at the Schwab Annuity
             Service Center, unless a certain date is specified by the Owner. Can the ownership of this Certificate be changed?

             CHANGE OF OWNERSHIP

             If this is an IRA Certificate, the Owner's right to change the ownership is
             restricted.    An   IRA   Certificate   may   not   be   sold,
          assigned,   transferred,
             discounted  or  pledged  as  collateral   for a  loan  or   as
          security  for  the
             performance of an obligation or for any other purpose to any person other than as may be required or permitted under Section 408 of the Internal Revenue Code of 1986, or under any other applicable section of the Code, as amended.



             If this is a non-qualified Certificate, the Owner may change the ownership while the Annuitant is living. Any change of ownership must be made by Request on a form satisfactory to the Company. The change will take effect as of the date the
             Request is processed at the Schwab Annuity Service Center, unless a certain date is specified by the Owner, and is subject to any action taken or payment made by the Company before it was processed.



             Can this Certificate be assigned?

             COLLATERAL ASSIGNMENT

             If this  is an IRA   Certificate,   the Owner  may not  assign
          this  Certificate  as
             collateral.



             If this is a non-qualified Certificate, the Owner can assign this Certificate as collateral while the Annuitant is living. The interest of the assignee has priority over the interest of the Owner and the interest of any Beneficiary. Any amounts payable to the assignee will be paid in a single sum.



             A copy of any assignment must be submitted to the Company at the Schwab Annuity
             Service Center. Any assignment is subject to any action taken or payment made by the Company before the assignment was processed. The Company is not responsible for the validity of any assignment. An assignment, pledge or agreement to assign or pledge any portion of the Annuity Account Value generally will be treated as a distribution. It is recommended that a competent tax adviser be consulted prior to making such a change to this Certificate.

             Who owns the Series Account?

             OWNERSHIP OF SERIES ACCOUNT

             The Company has absolute ownership of the assets of the Series Account. The portion of the assets of the Series Account equal to the reserves and other
             Certificate liabilities with respect to the Series Account are not chargeable with liabilities arising out of any other business the Company may conduct.







             Contributions Provisions






             What is the Effective Date?

             EFFECTIVE DATE

             The Effective Date, shown on the Certificate Data Page, is the date the initial
             Contribution is credited to the Annuity Account.



             How may Contributions be made?

             CONTRIBUTIONS

             Contributions should be payable to First Great-West Life & Annuity Insurance
             Company (the Company) at the Schwab Annuity Service Center at any time during the Accumulation Period. All Contributions must be paid in a form acceptable to the Company, during the lifetime of the Annuitant and before the Payment
             Commencement Date. Coverage will begin on the Effective Date.



             At  any  time  after  the  Effective   Date,  the  Owner   may
          make   additional
             Contributions. The minimum amount accepted after the initial Contribution is
             $500 except subsequent payments made via an Automatic Contribution Plan have a minimum of $100 per month. Total Contributions while this Certificate is in force may exceed $1,000,000 with prior approval from the Company. The Company may modify these limitations.
             How are Contributions allocated?

             ALLOCATION OF CONTRIBUTIONS

             During the Free Look Period, all Contributions will be processed as follows:

             Amounts  to be   allocated   to one or   more   of the   Fixed
          Sub-Accounts  will be
                      allocated as directed, effective upon the Transaction
          Date. (Allocation
                      will not be delayed until the end of the Free
                      Look Period.)

             Amounts to be allocated to one or more of the Variable Sub-Accounts will first be allocated to the Money Market Sub-Account and will remain there until the next Transaction Date following end of the Free Look Period plus five calendar days. On that date, the Variable Account Value held in the Money Market Sub-Account will be allocated to the Variable
                      Sub-Accounts selected by the Owner. During the Free Look Period, the
                      Owner   may  re-allocate  among   the  Variable  Sub-
          Accounts.



             If the Certificate is returned during the Free Look
             Period, it will be void from the start, and the Company will refund the greater of: 1) Contributions received; or
             2) the Annuity Account Value less surrenders, withdrawals, and distributions.



             After the Free Look Period, subsequent Contributions will be allocated in the
             Annuity Account as Requested by the Owner. If there are no accompanying instructions, then allocations will be made in accordance with standing instructions. Allocations will be effective upon the Transaction Date.

             Account Value and Market Value Adjustment Provisions





             What is the annual Certificate Maintenance Charge? CERTIFICATE MAINTENANCE
             CHARGE The following charge is applicable to a Certificate having an Annuity
             Account    Value   of   less    than   $50,000.   Each   year,
          beginning  on  the  first
             anniversary of the Certificate Effective Date, a Certificate Maintenance Charge
             of not more than $25 will be deducted from the Annuity Account. This charge will be deducted from the Money Market Fund Sub-Account. If there is not sufficient value  in  the  Money  Market  Sub-Account  to  cover  all  of the  Certificate
             Maintenance Charge, the remainder will be deducted proportionately from the other Variable Sub-Accounts based on their relative values. If there is not sufficient value in the Variable Sub-Accounts, then the remainder will be deducted from the Fixed Sub- Accounts. There is no Certificate Maintenance
             Charge after the Annuity Commencement Date. There is no Market Value Adjustment
             on amounts taken from Fixed Sub-Accounts for a Certificate Maintenance Charge.
             VARIABLE ACCOUNT PROVISIONS

             How is the Variable Account Value determined?

             VARIABLE ACCOUNT VALUE

             The Variable Account Value for the Owner on any date during the Accumulation
             Period  will  be  the  sum  of  the  values  of  the  Variable
          Sub-Accounts.



             The value of the Owner's interest in a Variable Sub- Account will be determined
             by multiplying the  number of the Owner's   Accumulation Units
          by the accumulation
             unit value for that Variable Sub-Account.




             Account Value and Market Value
             Adjustment Provisions (continued)








             ACCUMULATION UNITS

             For each Contribution, the number of Accumulation Units credited for the Owner to a Variable Sub-Account will be determined by dividing the amount of the
             Contribution, less Premium Tax, if any, by the accumulation unit value for that
             Variable Sub-Account on the applicable Transaction Date.



             ACCUMULATION UNIT VALUE

             The  initial    accumulation  unit  value  of   each  Variable
          Sub-  Account  was
             established at $10. The accumulation  unit value of a Variable

          Sub-Account on a
             Valuation Date is calculated by multiplying the accumulation unit value as of
             the   immediately   preceding   Valuation   Date  by the   net
          investment  factor  as
             described in the Net Investment Factor provision below.



             The dollar value of an Accumulation Unit will vary in amount depending on the
             investment   experience  of  the  Eligible  Fund  and  charges
          taken  from  the
             Sub-Account.



             NET INVESTMENT FACTOR

             The net  investment factor for  any Variable   Sub-Account for
          any Valuation Period
             is determined by dividing (a) by (b), and subtracting (c) from the result where:

             (a)  is the net result of:

                  (i) the net asset value per share of the Eligible Fund shares held in the
                        Variable Sub-Account determined as of the end of the current
                        Valuation Period; plus

                  (ii) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the applicable Eligible Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period; minus or plus
                  (iii) a per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account, which is determined by the Company to have resulted from the investment operations of the Variable
                        Sub-Account.
              (b)  is the net result of:

                   (i) the net asset value per share of the Eligible Fund shares held in the
                        Variable  Sub-Account   determined  as of the   end
          of the  immediately
                        preceding Valuation Period; minus or plus

                   (ii)  the per  unit   charge  or  credit for  any  taxes
          incurred by or reserved
                        for   in   the   Variable   Sub-Account   for   the
          immediately  preceding
                        Valuation Period.

              (c) is an amount representing the risk charge deducted from each Variable
                   Sub-Account on a daily basis, equal to an annual rate as shown in the table below as a percentage of the daily net asset value of each Variable
                   Sub-Account. This charge will not exceed:

             Mortality:           Expense:           Total:

             .68% maximum         .17% maximum       .85% maximum



             The net investment factor may be greater than, less than, or equal to one.
             Therefore,  the   accumulation   unit  value   may   increase,
          decrease  or  remain
             unchanged.



             The  per share amount of any dividend referred to in paragraph
          (a)(ii) includes a
             deduction for an investment advisory fee. This fee compensates the investment adviser for services provided to the Eligible Fund. The fee may differ between
             Eligible Funds and may be renegotiated each year.



             RISK CHARGE

             The risk charge compensates the Company for its assumption of certain mortality and expense risks. This charge is set forth above in the Net Investment Factor provision.



             FIXED ACCOUNT PROVISIONS

             How is the Fixed Account Value determined?

             GUARANTEE PERIOD FUND

             The Guarantee Period Fund is a type of Fixed Sub-Account. The Owner, by
             Request, may allocate all or a portion of a Contribution to any of the several
             Guarantee Periods then offered by the Company. The sum of the values of the
             Owner's Guarantee Periods is the value of the Owner's interest in the Guarantee
             Period Fund.


             Account Value and Market Value
             Adjustment Provisions (continued)

             What is the value of each Guarantee Period?

             VALUE OF GUARANTEE PERIOD

             All Contributions allocated to a Guarantee Period will earn an annual effective rate of interest equal to the rate stated by the Company for the applicable
             Guarantee Period from the Transaction Date to the end of the Guarantee Period.
             The account will be credited daily with interest earned.

             If the Owner does not break a Guarantee Period, the annual effective rate will be at least the Contractual Guarantee of a Minimum Rate of Interest. If the
             Owner breaks a Guarantee Period, a Market Value Adjustment may apply. The Market
             Value Adjustment is applied to the amount of Transfer or withdrawal Requested and a negative adjustment may cause the amount Transferred or withdrawn to be less than the amount Requested.

             Each Guarantee Period has its own value, which is calculated as follows:

             the Owner's Contributions, less Premium Tax, if any, in
                      that Guarantee Period; plus

             interest earned; less

             amounts Transferred, distributed, surrendered (in whole
                      or in part), or applied to an annuitization option; less

             periodic withdrawals; less

             A"A     Certificate Maintenance Charges.

             ALLOCATION AT GUARANTEE PERIOD

             MATURITY DATE

             At any time prior to the Guarantee Period Maturity Date, the Owner may Request
             to allocate the maturity value of that Guarantee Period among any of the
             Variable and Fixed Sub-Accounts then offered by the Company under this
             Certificate. The election is effective on its Guarantee Period Maturity Date.



             If the election is not received at the Schwab Annuity Service Center prior to the Guarantee Period Maturity Date, the value of the matured Guarantee Period will be allocated to a new Guarantee Period with the same Guarantee Period as the matured Guarantee Period. If the new Guarantee Period would mature later than the Payment Commencement Date, the value will be allocated to the Guarantee
             Period that matures closest to the Payment Commencement Date.



             If the Company is not then offering the same Guarantee Period under the
             Certificate, the value of the matured Guarantee Period will be allocated to a new Guarantee Period with the closest shorter Guarantee Period then available.



             If none of the above is  available,   the value of the matured
          Guarantee  Period
             will be allocated to the Money Market Sub-Account.



             If held to maturity, amounts from a matured Guarantee Period allocated to a new
             Guarantee Period or other Fixed Sub-Account will earn the annual effective rate applicable to that Guarantee Period or Fixed Sub- Account. This annual effective rate may differ from the annual effective rate applicable to the matured
             Guarantee Period.



             What if the Guarantee Period is broken prior to maturity?

             BREAKING A GUARANTEE PERIOD

             Any Transfer, surrender (in whole or in part), distribution due to death, or the selection of an annuity option prior to the Guarantee Period Maturity Date will be known as breaking a Guarantee Period. When a Request to break a Guarantee
             Period is received, the Guarantee Period that is closest to the Guarantee Period
             Maturity Date will be broken first.



             If a Guarantee Period is broken, a Market Value Adjustment may be assessed. The Market Value Adjustment may increase or decrease the value of the amount being Transferred or withdrawn from the Guarantee Period. The Market Value Adjustment is described below.

             Account Value and Market Value
             Adjustment Provisions (continued)


             MARKET VALUE ADJUSTMENT

             Distributions from the amounts allocated to a Guarantee Period due to a full surrender or partial withdrawal, Transfer, application of amounts to the
             Periodic Withdrawal Option or to purchase an annuity, prior to a Guarantee
             Period Maturity Date will be subject to a Market Value Adjustment ("MVA"). An
             MVA may increase or decrease the amount payable on one of the above described distributions. The Amount Available for a full surrender, partial withdrawal, or
             Transfer is the Amount Requested plus the MVA.

                                      Amount Available = Amount Requested +
          MVA



             The MVA is calculated by multiplying the amount Requested by the Market Value
             Adjustment Factor ("MVAF"). The formula used to determine the MVA is:

                                              MVA  =  (Amount Requested)  X
          (MVAF)


             The Market Value Adjustment Factor (MVAF) is:

                                                                   [GRAPHIC
          OMITTED]-1

             where:

             i       is the U.S. Treasury Strip ask side yield as published
          in The Wall Street
                    Journal on the last business day of the week prior to the date the stated
                    rate of interest was established for the Guarantee Period. The term of i is measured in years and equals the term of the Guarantee Period; and

             j is the U.S.  Treasury  Strip ask side yield as  published in
          The Wall
                    Street Journal on the last business day of the week prior to the week the
                    Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years; and
             N         is  the number  of complete  months remaining  until
          maturity.


             The Market Value Adjustment will equal 0 if N is less than 6.


             If The Wall Street Journal ceases to publish the U.S. Treasury Strip ask side yield, an alternate source for the same index will be used. If the Treasury
             Strip ask side yield is not published anywhere, an appropriate substitute index of publicly traded obligations will be chosen.

             The Market Value   Adjustment   will apply  to any   Guarantee
          Period broken six or
             more months prior to the Guarantee Period Maturity Date in each of the following situations:

             Transfers to another   Guarantee  Period,  Fixed  Sub- Account
          or to an Investment
                    Division offered under this Certificate; or

             Surrenders, partial withdrawals, annuitization or periodic withdrawals.

             The Market Value   Adjustment will not apply to  any Guarantee
          Period having fewer
             than 6   months  prior   to the   Guarantee  Period   Maturity
          Date  in each of the
             following situations:

             Transfer to another Guarantee Period, Fixed Sub- Account or to a Variable
                    Sub-Account offered under this Certificate; or

             Surrenders, partial withdrawals, annuitization or periodic withdrawals.

             Transfer Provisions


             Can  Transfers   be  made  between  the   Fixed  and  Variable
          Sub-Accounts?

             TRANSFERS

             The Owner may make Transfers by Request. The following provisions apply:

             (a) At any time prior to the date annuity payments begin, the Owner, by Request, may Transfer all or a portion of the Annuity Account Value among the Variable and Fixed Sub-Accounts currently offered by the Company. No Transfers are permitted after the election of a fixed annuity payment option; however, if a variable annuity payment option is elected, Transfers may be made from one Variable Sub-Account to another.

             (b)    A Transfer will be effective upon the Transaction
                    Date.
             (c) A Transfer from Fixed Sub-Accounts will be subject to the terms of the Fixed Account Provisions and the attached Fixed Sub-Account Rider(s), if any. The Annuity Account Value may be Transferred prior to the Guarantee Period Maturity Date. The Market Value Adjustment will be assessed except in the situations described in the Market Value Adjustment Provision.

             (d) There is no administrative charge for the first twelve Transfers made in a calendar year. There is a $10 administrative fee for each subsequent Transfer. All Transfers made on a single Transaction Date will be aggregated to count as only one Transfer toward the twelve free Transfers; however, if a one time rebalancing Transfer also occurs on the Transaction Date, it will be counted as a separate and additional Transfer.
             Transfer Provisions (continued)

             Is Dollar Cost Averaging offered?

             DOLLAR COST AVERAGING

             By Request, the Owner may elect Dollar Cost Averaging in order to purchase units of the Variable Sub-Accounts over a period of time.

             The Owner may Request to automatically Transfer a predetermined dollar amount, subject to the Company's minimum, at regular intervals from any one or more designated Variable Sub-Accounts to one or more of the remaining, then available, Variable Sub-Accounts. The unit value will be determined on the dates of the Transfers. The Owner must specify the percentage to be Transferred into each designated Variable Sub-Account. Transfers may be set up on any one of the
             following frequency periods: monthly, quarterly, semiannually, or annually. The
             Transfer will be initiated on the Transaction Date one frequency period following the date of the Request. The Company will provide a list of Variable
             Sub-Accounts eligible for Dollar Cost Averaging which may be modified from time to time. Amounts Transferred through Dollar Cost Averaging are not counted against the twelve free Transfers allowed in a calendar year.

             The Owner may  terminate   Dollar Cost  Averaging at  any time
          by Request.  Dollar
             Cost Averaging will terminate automatically upon the annuity commencement date.

             Participation in Dollar Cost Averaging and the Rebalancer Option at the same time is not allowed. Participation in Dollar Cost Averaging does not assure a greater profit, or any profit, nor will it prevent or necessarily alleviate losses in a declining market. The Company reserves the right to modify, suspend, or terminate Dollar Cost Averaging at any time.
             Is rebalancing available?

             THE REBALANCER OPTION

             By Request, the Owner may elect the Rebalancer Option in order to automatically
             Transfer among the Variable Sub-Accounts on a periodic basis. This type of automatic Transfer program automatically reallocates the Variable Account Value to maintain a particular percentage allocation among Variable Sub-Accounts selected by the Owner. The amount allocated to each Variable Sub-Account will grow or decline at different rates depending on the investment experience of the
             Variable Sub-Account.

             The Owner may Request that rebalancing occur one time only, in which case the
             Transfer  will  take place  on the  Transaction   Date  of the
          Request.  This Transfer
             will count as one Transfer towards the twelve free Transfers allowed in a calendar year.

             Rebalancing may also be set up on a quarterly, semiannual, or annual basis, in which case the first Transfer will be initiated on the Transaction Date one frequency period following the date of the Request. On the Transaction Date for the specified Request, assets will be automatically reallocated to the selected funds. Rebalancing will continue on the same Transaction Date for subsequent periods. In order to participate in the Rebalancer Option, the entire Variable
             Account Value must be included. Transfers set up with these frequencies will not count against the twelve free Transfers allowed in a calendar year.

             The Owner must specify the percentage of Variable Account Value to be allocated to each Variable Sub-Account and the frequency of rebalancing. The Owner may terminate the Rebalancer Option at any time by Request. The Rebalancer Option will terminate automatically upon the annuity commencement date.

             Participation in the Rebalancer Option and Dollar Cost Averaging at the same time is not allowed. Participation in the Rebalancer Option does not assure a greater profit, nor will it prevent or necessarily alleviate losses in a declining market. The Company reserves the right to modify, suspend, or terminate the Rebalancer Option at any time.

             Death Benefit Provisions

             How is the death benefit paid?

             PAYMENT OF DEATH BENEFIT

             Upon the death of an Owner or the Annuitant, the death benefit will become payable in accordance with these death benefit provisions following the
             Company's receipt of a Request, while this Certificate is in force.

             The amount of the death benefit will be as follows:

             If the Owner or Annuitant dies after the date annuity payments commence and before the entire interest has been distributed, the remaining annuity payments, if any, will be paid to the Beneficiary under the payment option applicable on the date of death. The Beneficiary will not be allowed to change the method of distribution in effect on the date of the Owner's or Annuitant's death or to elect a new payment option; or

             If the Owner or Annuitant dies before the date annuity payments commence, the
             Company will pay proceeds to the Beneficiary the greater of A and B, plus C below:

               A.    the Variable Account Value as of the date the
                  Request for payment is received, less Premium Tax, if any; and

             B.  the sum of Contributions allocated to the Variable
                     Sub-Account(s), less partial surrenders and
                     Periodic Withdrawals taken from the Variable
                     Sub-Account(s), less amounts Transferred to the Fixed Sub-Account(s), less Premium Tax, if any.

             Plus

             C.  the Fixed Account Value as of the date the Request
                     for payment is received, less Premium Tax, if any.


             When an Owner or the Annuitant dies before the annuity commencement date and a death benefit is payable to a Beneficiary, the death benefit proceeds will remain invested in accordance with the allocation instructions given by the
             Owner until new allocation instructions are Requested by the Beneficiary or until the death benefit is actually paid to the Beneficiary. The death benefit will be determined as of the date payments commence; however, on the date a payment option is processed, amounts in the Variable Sub-Account will be
             Transferred to the Money Market Investment Division unless the Beneficiary otherwise elects by Request. Distribution of the death benefit may be Requested to be made as follows (subject to the distribution rules set forth below):

             A.  Proceeds from the Variable Sub-Account(s)

               1.   payment in a single sum; or

               2. payment under any of the variable annuity options provided under the Certificate.

             B.  Proceeds from the Fixed Sub-Account(s)

               1. payment in a single sum; or

               2. payment under any of the annuity options provided under this Certificate.

             DISTRIBUTION RULES

             If Annuitant Dies Before Annuity Commencement Date

             Upon the death of the Annuitant while the Owner is living, and before the annuity commencement date, the death benefit provided under the Certificate will be paid to the Beneficiary unless there is a surviving Contingent Annuitant.

             If a Contingent Annuitant was named by the Owner prior to the Annuitant's death, and the Annuitant dies before the annuity commencement date, while the Owner and
             Contingent Annuitant are living, no death benefit will be payable by reason of the Annuitant's death and the Contingent Annuitant will become the Annuitant.

             If a corporation or other non-individual is an Owner, or if the deceased
             Annuitant is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Certificate will be subject to the death of an Owner provisions described below.

             If an  Owner Dies Before   Annuity   Commencement  Date  If an
          Owner dies before the
             annuity    commencement    date,    and  such  Owner  was  the
          Annuitant,  the  following
             provisions shall apply:

                 (1) If  there is  a Joint  Owner  (who is  the   surviving
          spouse of the deceased

                 Owner) and a Contingent Annuitant, the Joint Owner will become the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the
                 Certificate will continue in force;

                 (2) If there is a Joint Owner who is the surviving spouse of the deceased
                 Owner but no Contingent Annuitant, the Joint Owner will become the Owner, the Annuitant and the Beneficiary, and may take the death benefit or elect to continue this Certificate in force;

                 (3) In all other cases, the Company will pay the death benefit to the
                 Beneficiary even if a former spouse Joint Owner, the Annuitant and/or the
                 Contingent Annuitant are alive at the time of an Owner's death, unless the
                 sole  Beneficiary  is  the  deceased   Owner's   surviving
          spouse  and  the
                 Beneficiary Requests to become the Owner and the Annuitant, and to continue the Certificate in force.

             If an Owner dies before the annuity commencement date, and such Owner was not the Annuitant, the following provisions shall apply:
                 (1) If there is a Joint Owner who is the surviving spouse of the deceased
                 Owner, the Joint Owner will become the Owner and Beneficiary and may take the death benefit or elect to continue this Certificate in force. (2) In all other cases, the Company will pay the death benefit to the Beneficiary even if a former spouse Joint Owner, the Annuitant and/or the Contingent
                 Annuitant are alive at the time of the Owner's death, unless the sole
                 Beneficiary is the

             Death Benefit Provisions (continued)

             deceased  Owner's   surviving    spouse  and such  Beneficiary
          Requests to become
             the Owner and the Annuitant and to continue the Certificate in force.

             To whom  and when  is the  death benefit  payable?   Any death
          benefit payable to the
             Beneficiary upon an Owner's death will be distributed as follows:

                 (1) If the Owner's surviving spouse is the person entitled to receive benefits upon the Owner's death, the surviving spouse will be treated as the
                 Owner and will be allowed to take the death benefit or continue the
                 Certificate in force.

                  (2) If a non-spouse individual is the person entitled to receive benefits upon the Owner's death, such individual may elect, not later than one year after the Owner's date of death, to receive the death benefit in either a single sum or payment under any of the variable or fixed annuity options available under the Certificate, provided that: (a) such annuity is distributed in substantially equal installments over the life or life expectancy of such Beneficiary; and (b) such distributions begin not later than one year after the Owner's date of death. If no election is received by the Company from an individual non- spouse Beneficiary such that substantially equal installments have begun no later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death; or

                  (3) If a corporation or other non-individual entity is entitled to receive benefits upon the Owner's death, the death benefit must be completely distributed within five years of the
                      Owner's date of death.

             The death benefit will be determined as of the date the payments commence.

             If Annuitant Dies After Annuity Commencement Date Upon the death of the
             Annuitant (or any Owner/Annuitant) after the annuity commencement date, any benefit payable must be distributed to the Beneficiary in accordance with and at least as rapidly as under the annuity option then in effect.

             If an Owner Dies After Annuity Commencement Date and While the Annuitant is
             Living Upon the death of an Owner after the annuity commencement date and while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant at least as rapidly as under the annuity option then in effect.
             All of the Owner's rights granted under the Certificate or allowed by the
             Company will pass to any surviving Joint Owner and, if none, to the Annuitant.

             COMPLIANCE WITH CODE SECTION 72(s)
             In any event, no payment of benefits provided under the Certificate will be allowed that does not satisfy the requirements of Code Section 72(s), as amended from time to time, and any other applicable federal or state law, rules or regulations. These death benefit provisions will be interpreted and administered in accordance with such requirements.


             Surrenders And Partial Withdrawals

             Can withdrawals be made from this Certificate? SURRENDER BENEFIT At any time prior to the date annuity payments commence and subject to the provisions of this Certificate, the Owner may surrender this Certificate for the Surrender
             Value which will be computed as of the Transaction Date. The Company will make the distribution, paid in a single sum, as soon as practical after receipt of the Request.

             PARTIAL WITHDRAWALS
             The Owner may make a partial withdrawal from the Annuity Account Value at any time, by Request, prior to the date annuity payments commence and subject to the terms of this Certificate. A Market Value Adjustment may apply. The minimum partial withdrawal amount is $500. After any partial withdrawal, if the remaining Annuity Account Value is less than $2,000, then a full surrender may be required.

             By   Request,   the Owner  must elect  the   Variable or Fixed
          Sub-Account(s),  or a
             combination  of them,  from   which a  partial  withdrawal  is
          to be made and the
             amount to be withdrawn from each sub-account.

             The Annuity Account Value will be reduced by the partial withdrawal amount. The partial withdrawal proceeds may be greater than or less than the amount requested,  depending  on  the  effect  of  the  Market  Value
          Adjustment.

             The following terms apply:
              (a) No partial withdrawals are permitted after the date annuity payments commence.

              (b)  If a  partial  withdrawal   is made  within  30 days  of
          the  date  annuity
                   payments are scheduled to commence, the Company may delay the Payment
                   Commencement Date by 30 days.
              (c) A partial withdrawal will be effective upon the Transaction Date.
              (d) A partial withdrawal from a Fixed Sub-Account may be subject to the Market
                   Value  Adjustment   Provisions,    the   Fixed   Account
          Provisions  of  this
                   Certificate,    and  the  terms of  the  attached  Fixed
          Sub-Account Rider(s), if
                   any.

             Surrenders And Partial Withdrawals
             (continued)


             POSTPONEMENT

             In accordance with state law, if the Company receives a Request for surrender or partial withdrawal, the Company may postpone any cash payment as follows:

             from the Fixed Account Value, for no more than 6
                    months (30 days in West Virginia); and

             from the Variable Account Value, for no more than 7 business days.
             During the postponement period:

             the      Fixed    Sub-Account(s)   will   continue   to   earn
          interest  at the  annual
                    effective rate applicable to the Guarantee Period (or at the rate applicable to the attached Fixed Sub-Account Riders, if any) that was in effect at the time the Request for surrender or partial withdrawal was made; and

             the     Variable  Account  Value will  continue  to be subject
          to the  investment
                    experience     (gains  or  losses)  of  the  underlying
          Eligible Fund(s) and all
                    applicable charges.

             Payment Options

             How are  annuity payment  options and the  Periodic Withdrawal
          Option
             elected?

             HOW TO ELECT

             The   Request of the Owner  is  required to elect,   or change
          the  election  of, a
             payment option and must be received by the Company at least 30 days prior to the
             Payment Commencement Date.



             At any time  prior  to the  Payment  Commencement   Date,  the
          Owner may  Transfer
             between   Fixed  and  Variable  Sub-Account  options,  subject
          to  the  Transfer
             provisions of this Certificate.

             However, on the Payment Commencement Date, the following restrictions apply:

             the Variable Account Value may be applied only to
                   any of the variable annuity payment options available; and

             the    Fixed  Account  Value  may  be  applied  only to any of
          the  fixed  annuity
                   payment options available.



             If an option  has not  been  elected   within  30 days of  the
          Payment  Commencement
             Date:

             The Variable Account Value will be applied under Variable Annuity Payment
                   Option 1  to   provide    payments   for  life   with  a
          guaranteed  period of 20
                   years; and

             The  Fixed   Account    Value will  be  applied   under  Fixed
          Annuity  Payment
                   Option 3  to   provide    payments   for  life   with  a
          guaranteed  period of 20
                   years.

             What guidelines apply to annuity payment options?

             SELECTION OF PAYMENT OPTIONS

              (a)  A single sum payment may be elected.  If so, the
                   amount to be paid is the Surrender Value.
              (b)    If a  fixed annuity  payment option  is elected,   the
          amount to be applied is
                   the   Fixed    Account    Value,    as  of  the  Payment
          Commencement  Date,  plus a
                   Market Value Adjustment, if applicable, less
                   Premium Tax, if any.

             (c) If a variable annuity payment option is elected, the amount to be applied is the Variable Account Value, as of the Payment Commencement Date, less
                    Premium Tax, if any.

             (d) The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payment option is $2,000. If the amount is less than $2,000, the Company may pay the amount in a single sum subject to the Partial Withdrawals Provision. Payments may be elected to be received on any of the following frequency periods: monthly, quarterly, semiannually, or annually.

             (e) Payments to be made under the annuity payment option selected must be at least $50. The Company reserves the right to make the payments using the most frequent payment interval which produces a payment of not less than
                    $50.

             (f)      The maximum   amount  that may be  applied under  any
          annuity  payment option
                    is $1,000,000, unless prior approval is obtained from the Company.

             (g)      For  information on  electing periodic   withdrawals,
          refer to the Periodic
                    Withdrawal Option section on Page 17.


             What variable annuity payment options are available?

             VARIABLE ANNUITY PAYMENT OPTIONS

             The   guaranteed  annuity table is based on mortality from the
          1983 Table (a) for
             Individual Annuity Valuation and a guaranteed interest rate of 5% per year.



             The following variable annuity payment options are available:

              (a)  Option 1:  Variable Life Annuity with Guaranteed

                   Period

                   Payments for the guaranteed Annuity Payment Period elected or the lifetime of the Annuitant whichever is longer. The guaranteed Annuity Payment
                   Period elected may be 5, 10, 15, or 20 years. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval elected by the Owner. See Table A.

             Payment Options (continued)

              (b)  Option 2:  Variable Life Annuity

                   Payments for the Annuitant's lifetime, without a guaranteed period. See Table A. Upon death of the Annuitant, all payments cease and no amounts are payable to the Beneficiary.

              (c)  Option 3:  Any Other Form

                   Any other form of variable annuity which is acceptable to the Company.

             VARIABLE ANNUITY PAYMENT PROVISIONS

             These variable annuity payment options are subject to the following provisions:

             Amount of First Payment

             The first payment under a variable annuity payment option will be based on the value of each Variable Sub- Account on the 5th Valuation Date preceding the date annuity payments commence. It will be determined by applying the appropriate rate from Table A to the amount applied under the payment option.

             Annuity Units

             The number of Annuity Units paid to the Annuitant for each Variable Sub-Account is determined by dividing the amount of the first payment by the sub- account's annuity unit value on the 5th Valuation Date preceding the date the first payment is due. The number of Annuity Units used to calculate each payment for a
             Variable Sub-Account remains fixed during the Annuity  Payment
          Period.



             Amount of Payments after the First

             Payments after the first will vary depending upon the investment experience of the Variable Sub-Accounts. The subsequent amount paid from each sub-account is determined by multiplying (a) by (b) where (a) is the number of sub-account
             Annuity Units to be paid and (b) is the sub-account annuity unit value on the
             5th Valuation Date preceding the date the annuity payment is due. The total amount of each variable annuity payment will be the sum of the variable annuity payments for each Variable Sub-Account. The Company guarantees that the dollar amount of each payment after the first will not be affected by variations in expenses or mortality experience.

             The 5% interest rate stated above is the measuring point for subsequent annuity payments. If the actual Net Investment Factor (annualized) exceeds 5%, the payment will increase at a rate equal to the amount of such excess. Conversely, if the actual rate is less than 5%, annuity payments will decrease. It the assumed rate of interest were to be increased, annuity payments would start at a higher level, but would increase more slowly or decrease more rapidly.

             The   annuity  Unit value at the end of any  Valuation  Period
          is  determined  by
             multiplying   the   Annuity   Unit value for  the  immediately
          preceding  Valuation
             Period by the product of:

             (a) the Net Investment Factor of the Variable Sub-
             Account for the Valuation Period for which the Annuity Unit is being determined; and

             (b) a daily factor of .999866 to neutralize the assumed investment return of 5%
             per year used in the annuity table.

             The value of each Variable Sub-Account's Annuity Unit is set initially at $10.
             The value of the Annuity Units is determined as of a Valuation Period five days prior to the payment in order to permit calculation of amounts of annuity payments and mailing of checks in advance of their due date.

             Transfers After the Payment Commencement Date

             Once variable annuity payments have begun, the Owner may Transfer all or part of the Variable Account Value from one Variable Sub-Account to another. Transfers after the Payment Commencement Date will be made by converting the number of
             Annuity   Units   being   Transferred   to   the   number   of
          Annuity  Units  of  the
             sub-account to which the Transfer is made. The result will be that the next annuity payment, if it were made at that time, would be the same amount that it would have been without the Transfer. Thereafter, annuity payments will reflect changes in the value of the new Annuity Units. Once annuity payments have begun, no Transfers may be made from a fixed annuity payment option to a variable annuity payment option, or from a variable annuity payment option to a fixed annuity payment option. The Contract's Transfer provisions will apply.

             What fixed annuity payment options are available?

             FIXED ANNUITY PAYMENT OPTIONS

             The guaranteed annuity table is based on mortality from the 1983 Table (a) for
             Individual Annuity Valuation and a guaranteed interest rate of 2 1/2% per year.
             The Company may offer a better rate than the guaranteed rate shown. The rate offered will result in annuity benefits at the time of commencement that will not be less than those available to new single premium annuity applicants of the same class at the time.


             The following fixed annuity payment options are available:

             (a)    Option 1:  Income of Specified Amount

                An annuity payment at 12-, 6-, 3-, or 1-month intervals, of an amount elected by the Owner for an Annuity Payment Period of not more than 240 months. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval that was elected by the Owner. See Table C.

             Payment Options (continued)

             (b)    Option 2:  Income for a Specified Period

                An annuity payment at 12-, 6-, 3-, or 1-month intervals, for the number of months elected, for an Annuity Payment Period of not more than 240 months. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval that was elected by the Owner. See Table C.

             (c)    Option 3: Fixed Life Annuity with Guaranteed Period

                Payments for the guaranteed Annuity Payment Period elected which may be 5,
                    10, 15, or 20 years or the lifetime of the Annuitant whichever is longer.
                    Upon death of the Annuitant, any amounts remaining payable under this payment  option will  be paid  to the  Beneficiary. See
          Table B.

             (d)    Option 4:  Fixed Life Annuity

                Monthly payments for the Annuitant's lifetime, without
                    a guaranteed period. See Table B. Upon death of the Annuitant, all payments cease and no amounts are payable to the Beneficiary.

             (e)    Option 5:  Any Other Form

                Any other form of annuity which is acceptable to the Company.

             What guidelines apply to periodic withdrawals?

             PERIODIC WITHDRAWAL OPTION

             The Owner must Request that all or part of the Annuity Account Value be applied to a Periodic Withdrawal Option. Premium Tax, if applicable, will be deducted before applying the amount Requested. While periodic withdrawals are being received:

              a        Market  Value    Adjustment    applies  to  periodic
          withdrawals  from Guarantee
                   Periods 6 or more months prior to maturity;

             the Owner may keep the same Fixed and Variable
                   Sub-Accounts as were in force before periodic withdrawals began;

              Charges and fees under this Certificate continue to
                   apply;

              o the Owner may continue to exercise all contractual rights that are available prior to electing a payment option, except that no Contributions may be made;

              o     if a  partial  withdrawal   is made from a  Fixed  Sub-
          Account,  the Market
                   Value Adjustment, if applicable, will be applied;

              Guarantee Periods renew into the shortest Guarantee Period then available.

             HOW TO ELECT PERIODIC WITHDRAWALS

             The Request of the Owner is required to elect, or change the election of, the Periodic Withdrawal Option. The Owner must Request:

              o   the withdrawal frequency of either 12-, 6-, 3-,
                      or 1-month intervals;

              o a withdrawal amount; a minimum of $100 is required;

              o the calendar month, day, and year on which withdrawals are to begin;

              o    one Periodic Withdrawal Option; and

              o the allocation of withdrawals from the Variable and/or Fixed Sub-Account(s) as follows:

                   1) Prorate the amount to be paid across all Variable and Fixed Sub-Accounts in proportion to the assets in each sub-account; or

                   2)   Select the Variable and/or Fixed Sub-

                        Account(s) from which withdrawals will be made. Once the Variable and/or Fixed Sub-Accounts(s) have been depleted, the Company will automatically prorate the remaining withdrawals against all remaining available Sub-Accounts, unless the Owner Requests the selection of another Variable Sub-Account. The Owner may elect to change the withdrawal option and/or frequency once each calendar year.

             Periodic Withdrawals will cease on the earlier of the date:

             the amount elected to be paid under the option selected
                      has been reduced to zero;

             the Annuity Account Value is zero;

                          the Owner Requests that withdrawals stop;

                          the Owner purchases an annuity option; or

                          of death of an Owner or the Annuitant.


             PERIODIC WITHDRAWAL OPTIONS

             AVAILABLE

             The Owner must elect one of these 5 withdrawal options:

             1) Income for a Specified Period for at least thirty-six
                    (36) months - The Owner elects the duration over which withdrawals will be made. The amount paid will vary based on the duration; or

             2) Income of a Specified Amount for at least thirty-
                    six (36) months - The Owner elects the dollar amount of the withdrawals. Based on the amount elected, the duration may vary; or

             3) Interest Only - The withdrawals will be based on
                    the amount of interest credited to the Fixed Sub-Account(s) between each withdrawal. Available only if 100% of the account value is invested in the Fixed Sub-Account; or
             4) Minimum Distribution - If this is an IRA

                    Certificate, the Owner may Request minimum distributions as specified under Internal Revenue Code 401(a)(9); or

             5)     Any Other   Form for a period  of at least   thirty-six
          (36)  months - Any
                    other form of periodic withdrawal which is acceptable to the Company.

                                                              TABLE   A   -
          Variable Life Annuity




          FEMALE



                                                              Monthly
          Payment for Each $1,000



                                                                 of Annuity
          Account Value










                         Without      With Guaranteed Period

             Age of      Guaranteed   5        10       15     20

             Annuitant   Period       Years    Years    Years  Years

                 20       4.29        4.29     4.29     4.29   4.29

                 21       4.31        4.31      4.30   4.30    4.30

                 22       4.32        4.32      4.32   4.31    4.31

                 23       4.33        4.33      4.33   4.32    4.32

                 24       4.34        4.34      4.34   4.34    4.33

                 25       4.36        4.36      4.35   4.35    4.35

                 26       4.37        4.37      4.37   4.37    4.36

                 27       4.39        4.39      4.38   4.38    4.38

                 28       4.40        4.40      4.40   4.40    4.39

                 29       4.42        4.42      4.42   4.41    4.41

                 30       4.44        4.44      4.44   4.43    4.42

                 31       4.46        4.46      4.45   4.45    4.44

                 32       4.48        4.48      4.47   4.47    4.46

                 33       4.50        4.50      4.49   4.49    4.48

                 34       4.52        4.52      4.52   4.51    4.50

                 35       4.55        4.54      4.54   4.53    4.52

                 36       4.57        4.57      4.56   4.56    4.55

                 37       4.60        4.60      4.59   4.58    4.57

                 38       4.63        4.62      4.62   4.61    4.59

                 39       4.65        4.65      4.65   4.64    4.62

                 40       4.69        4.68      4.68   4.67    4.65

                 41       4.72        4.72      4.71   4.70    4.68

                 42       4.75        4.75      4.74   4.73    4.71

                 43       4.79        4.79      4.78   4.76    4.74

                 44       4.83        4.83      4.82   4.80    4.77

                 45       4.87        4.87      4.86   4.84    4.81

                 46       4.91        4.91      4.90   4.88    4.85

                 47       4.96        4.96      4.94   4.92    4.88

                 48       5.01        5.00      4.99   4.96    4.92

                 49       5.06        5.06      5.04   5.01    4.97

                 50       5.12        5.11      5.08   5.06    5.01
                         Without      With Guaranteed Period

             Age of      Guaranteed   5        10       15     20

             Annuitant    Period      Years     Years   Years  Years

                 51        5.17       5.17      5.14    5.11   5.05

                 52        5.23       5.23      5.20    5.16   5.10

                 53        5.30       5.29      5.26    5.22   5.15

                 54        5.37       5.36      5.33    5.27   5.20

                 55        5.44       5.43      5.40    5.34   5.25

                 56        5.52       5.51      5.47    5.40   5.31

                 57        5.60       5.59      5.54    5.47   5.37

                 58        5.69       5.68      5.62    5.54   5.43

                 59        5.79       5.77      5.71    5.62   5.49

                 60        5.89       5.87      5.80    5.69   5.55

                 61        6.00       5.97      5.90    5.78   5.61

                 62        6.11       6.08      6.00    5.86   5.67

                 63        6.24       6.20      6.11    5.95   5.74

                 64        6.37       6.33      6.22    6.04   5.80

                 65        6.51       6.47      6.34    6.14   5.87

                 66        6.66       6.61      6.47    6.24   5.93

                 67        6.82       6.77      6.60    6.34   5.99

                 68        7.00       6.93      6.74    6.44   6.05

                 69        7.19       7.11      6.89    6.54   6.11

                 70        7.39       7.31      7.05    6.65   6.16

                 71        7.62       7.51      7.21    6.75   6.21

                 72        7.86       7.74      7.38    6.85   6.26

                 73        8.12       7.98      7.56    6.96   6.30

                 74        8.41       8.23      7.74    7.05   6.34

                 75        8.72       8.51      7.93    7.15   6.37

                 76        9.06       8.80      8.12    7.24   6.40

                 77        9.42       9.11      8.31    7.32   6.42

                 78        9.81       9.44      8.51    7.39   6.44

                 79       10.24       9.80      8.70    7.46   6.46

                 80       10.71      10.16      8.88    7.52   6.47

             If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the
             Company on the actuarial basis used in determining the above amounts.

                                                              TABLE   A   -
          Variable Life Annuity




          MALE



                                                              Monthly
          Payment for Each $1,000



                                                                 of Annuity
          Account Value

                         Without      With Guaranteed Period

             Age of      Guaranteed   5        10       15     20

             Annuitant   Period       Years    Years    Years  Years

                 20        4.38       4.38      4.37   4.37    4.36

                 21        4.39       4.39      4.39   4.38    4.38

                 22        4.41       4.41      4.40   4.40    4.39

                 23        4.43       4.42      4.42   4.42    4.41

                 24        4.44       4.44      4.44   4.43    4.42

                 25        4.46       4.46      4.46   4.45    4.44

                 26        4.48       4.48      4.48   4.47    4.46

                 27        4.50       4.50      4.50   4.49    4.48

                 28        4.52       4.52      4.52   4.51    4.50

                 29        4.55       4.55      4.54   4.53    4.52

                 30        4.57       4.57      4.56   4.55    4.54

                 31        4.60       4.59      4.59   4.58    4.57

                 32        4.62       4.62      4.62   4.60    4.59

                 33        4.65       4.65      4.64   4.63    4.61

                 34        4.68       4.68      4.67   4.66    4.64

                 35        4.72       4.71      4.70   4.69    4.67

                 36        4.75       4.75      4.74   4.72    4.70

                 37        4.79       4.78      4.77   4.75    4.73

                 38        4.82       4.82      4.81   4.79    4.76

                 39        4.86       4.86      4.85   4.82    4.79

                 40        4.91       4.90      4.89   4.86    4.82

                 41        4.95       4.95      4.93   4.90    4.86

                 42        5.00       4.99      4.97   4.94    4.90

                 43        5.05       5.04      5.02   4.98    4.93

                 44        5.10       5.09      5.07   5.03    4.97

                 45        5.16       5.15      5.12   5.07    5.02

                 46        5.21       5.20      5.17   5.12    5.06

                 47        5.28       5.26      5.23   5.17    5.10

                 48        5.34       5.33      5.29   5.23    5.15

                 49        5.41       5.39      5.35   5.28    5.20

                 50        5.48       5.46      5.41   5.34    5.24
                         Without      With Guaranteed Period

             Age of      Guaranteed   5        10       15     20

             Annuitant    Period      Years     Years  Years   Years

                 51        5.55       5.53      5.48   5.40    5.29

                 52        5.63       5.61      5.55   5.46    5.35

                 53        5.71       5.69      5.63   5.53    5.40

                 54        5.80       5.77      5.70   5.60    5.45

                 55        5.89       5.87      5.79   5.67    5.51

                 56        5.99       5.96      5.88   5.74    5.57

                 57        6.10       6.06      5.97   5.82    5.62

                 58        6.21       6.17      6.07   5.90    5.68

                 59        6.33       6.29      6.17   5.98    5.74

                 60        6.46       6.42      6.28   6.07    5.80

                 61        6.60       6.55      6.40   6.16    5.86

                 62        6.75       6.69      6.52   6.26    5.91

                 63        6.91       6.84      6.64   6.34    5.97

                 64        7.09       7.01      6.78   6.43    6.02

                 65        7.27       7.18      6.91   6.52    6.07

                 66        7.47       7.36      7.06   6.62    6.12

                 67        7.68       7.56      7.21   6.71    6.17

                 68        7.91       7.76      7.36   6.80    6.21

                 69        8.15       7.98      7.52   6.90    6.26

                 70        8.42       8.21      7.68   6.98    6.29

                 71        8.69       8.46      7.84   7.07    6.33

                 72        8.99       8.71      8.01   7.15    6.36

                 73        9.31       8.98      8.18   7.23    6.38

                 74        9.65       9.27      8.35   7.30    6.41

                 75       10.02       9.57      8.52   7.37    6.43

                 76       10.41       9.88      8.68   7.43    6.44

                 77       10.84      10.21      8.84   7.49    6.46

                 78       11.29      10.55      9.00   7.54    6.47

                 79       11.78      10.93      9.15   7.59    6.48

                 80       12.29      11.27      9.30   7.63    6.49











             If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the
             Company on the actuarial basis used in determining the above amounts.

                                                                  TABLE B -
          Life Annuity




          FEMALE

                                                              Monthly
          Payment for Each $1,000



                                                                 of Annuity
          Account Value







                         Without      With Guaranteed Period

             Age of      Guaranteed   5        10       15     20

             Annuitant   Period       Years    Years    Years  Years

                20         2.61       2.61     2.61     2.61   2.61

                21         2.63       2.63     2.63     2.63   2.63

                22         2.65       2.65     2.65     2.64   2.64

                23         2.67       2.67     2.66     2.66   2.66

                24         2.69       2.69     2.68     2.68   2.68

                25         2.71       2.71     2.70     2.70   2.70

                26         2.73       2.73     2.72     2.72   2.72

                27         2.75       2.75     2.75     2.74   2.74

                28         2.77       2.77     2.77     2.77   2.76

                29         2.79       2.79     2.79     2.79   2.79

                30         2.82       2.82     2.82     2.81   2.81

                31         2.84       2.84     2.84     2.84   2.83

                32         2.87       2.87     2.87     2.86   2.86

                33         2.90       2.90     2.89     2.89   2.89

                34         2.93       2.93     2.92     2.92   2.91

                35         2.96       2.96     2.95     2.95   2.94

                36         2.99       2.96     2.98     2.98   2.97

                37         3.02       3.02     3.02     3.01   3.00

                38         3.05       3.05     3.05     3.04   3.04

                39         3.09       3.09     3.09     3.08   3.07

                40         3.13       3.13     3.12     3.12   3.10

                41         3.17       3.16     3.16     3.15   3.14

                42         3.21       3.21     3.20     3.19   3.18

                43         3.25       3.25     3.24     3.23   3.22

                44         3.30       3.29     3.29     3.28   3.26

                45         3.34       3.34     3.33     3.32   3.30

                46         3.39       3.39     3.38     3.37   3.35

                47         3.44       3.44     3.43     3.42   3.39

                48         3.50       3.50     3.49     3.47   3.44

                49         3.56       3.55     3.54     3.52   3.49

                50         3.62       3.61     3.60     3.58   3.54
                         Without      With Guaranteed Period

             Age of      Guaranteed   5        10       15     20

             Annuitant   Period       Years    Years    Years  Years

                51         3.68       3.68     3.66     3.64    3.59

                52         3.75       3.74     3.73     3.70    3.65

                53         3.82       3.81     3.79     3.76    3.71

                54         3.89       3.88     3.86     3.83    3.77

                55         3.97       3.96     3.94     3.90    3.83

                56         4.05       4.04     4.02     3.97    3.89

                57         4.14       4.13     4.10     4.05    3.96

                58         4.23       4.22     4.19     4.13    4.03

                59         4.33       4.32     4.28     4.21    4.10

                60         4.44       4.42     4.38     4.30    4.17

                61         4.55       4.53     4.48     4.39    4.24

                62         4.67       4.65     4.59     4.48    4.31

                63         4.79       4.77     4.70     4.58    4.39

                64         4.93       4.90     4.82     4.68    4.46

                65         5.07       5.04     4.95     4.78    4.53

                66         5.23       5.19     5.09     4.89    4.61

                67         5.39       5.35     5.23     5.00    4.68

                68         5.57       5.52     5.38     5.11    4.74

                69         5.76       5.71     5.53     5.23    4.81

                70         5.96       5.90     5.70     5.34    4.87

                71         6.19       6.11     5.87     5.46    4.93

                72         6.43       6.34     6.05     5.57    4.98

                73         6.69       6.58     6.24     5.68    5.03

                74         6.97       6.84     6.43     5.79    5.07

                75         7.28       7.12     6.63     5.90    5.11

                76         7.61       7.41     6.83     5.99    5.14

                77         7.97       7.73     7.04     6.09    5.17

                78         8.36       8.06     7.24     6.17    5.19

                79         8.78       8.42     7.44     6.24    5.21

                80         9.24       8.79     7.64     6.31    5.22







             If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the
             Company on the actuarial basis used in determining the above amounts.

                                                                  TABLE B -
          Life Annuity




          MALE



                                                              Monthly
          Payment for Each $1,000



                                                                 of Annuity
          Account Value







                         Without      With Guaranteed Period

             Age of      Guaranteed   5        10       15     20

             Annuitant   Period       Years    Years    Years  Years

                20         2.72       2.72     2.72     2.72   2.71

                21         2.74       2.74     2.74     2.74   2.73

                22         2.76       2.76     2.76     2.76   2.75

                23         2.79       2.78     2.78     2.78   2.78

                24         2.81       2.81     2.81     2.80   2.80

                25         2.83       2.83     2.83     2.83   2.82

                26         2.86       2.86     2.86     2.85   2.85

                27         2.89       2.88     2.88     2.88   2.87

                28         2.91       2.91     2.91     2.91   2.90

                29         2.94       2.94     2.94     2.93   2.93

                30         2.97       2.97     2.97     2.96   2.95

                31         3.00       3.00     3.00     2.99   2.98

                32         3.04       3.03     3.03     3.03   3.01

                33         3.07       3.07     3.07     3.06   3.05

                34         3.11       3.10     3.10     3.09   3.08

                35         3.14       3.14     3.14     3.13   3.11

                36         3.18       3.18     3.18     3.17   3.15

                37         3.22       3.22     3.22     3.21   3.19

                38         3.27       3.28     3.26     3.25   3.23

                39         3.31       3.31     3.30     3.29   3.27

                40         3.36       3.36     3.35     3.33   3.31

                41         3.41       3.41     3.40     3.38   3.35

                42         3.46       3.46     3.45     3.43   3.39

                43         3.52       3.51     3.50     3.48   3.44

                44         3.57       3.57     3.56     3.53   3.49

                45         3.63       3.63     3.61     3.58   3.54

                46         3.70       3.69     3.67     3.64   3.59

                47         3.76       3.75     3.73     3.69   3.64

                48         3.83       3.82     3.80     3.76   3.69

                49         3.90       3.89     3.87     3.82   3.75

                50         3.98       3.97     3.94     3.88   3.81
                         Without      With Guaranteed Period

             Age of      Guaranteed   5        10       15     20

             Annuitant   Period       Years    Years    Years  Years

                51         4.05       4.04     4.01     3.95    3.86

                52         4.14       4.12     4.09     4.02    3.93

                53         4.22       4.21     4.17     4.10    3.99

                54         4.32       4.30     4.25     4.17    4.05

                55         4.41       4.39     4.34     4.25    4.11

                56         4.51       4.50     4.44     4.33    4.18

                57         4.62       4.60     4.54     4.42    4.25

                58         4.74       4.72     4.64     4.51    4.31

                59         4.86       4.84     4.75     4.60    4.38

                60         5.00       4.96     4.87     4.69    4.45

                61         5.14       5.10     4.99     4.79    4.51

                62         5.29       5.25     5.12     4.89    4.58

                63         5.45       5.40     5.25     4.99    4.65

                64         5.62       5.57     5.39     5.09    4.71

                65         5.81       5.74     5.54     5.20    4.77

                66         6.00       5.93     5.69     5.30    4.83

                67         6.21       6.12     5.85     5.41    4.88

                68         6.44       6.33     6.01     5.51    4.93

                69         6.68       6.55     6.18     5.61    4.98

                70         6.94       6.79     6.35     5.71    5.02

                71         7.21       7.03     6.52     5.80    5.06

                72         7.51       7.29     6.70     5.90    5.09

                73         7.82       7.57     6.88     5.98    5.12

                74         8.16       7.86     7.06     6.08    5.15

                75         8.52       8.16     7.24     6.14    5.17

                76         8.90       8.48     7.42     6.21    5.19

                77         9.32       8.81     7.59     6.27    5.21

                78         9.77       9.16     7.76     6.33    5.22

                79        10.24       9.52     7.93     6.38    5.24

                80        10.75       9.90     8.09     6.43    5.24















             If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the
             Company on the actuarial basis used in determining the above amounts.

                                            TABLE C           -  Income  of
          Specified Amount

                                                          -  Income  for  a
          Specified Period

                                                                  Payment
          for Each $1,000



                                                                 of Annuity
          Account Value

              Years       Monthly                        Quarterly
          Semiannually Annually

               1            84.28                     252.32
          503.09  1,000.00

               2           42.66                      127.72
          254.65  506.17

               3            28.79                      86.19
          171.85  341.60
               4            21.86                       65.44
          130.47  259.33

               5           17.70                       52.99
          105.65  210.00

               6          14.93                       44.69
          89.11  177.12

               7           12.95                      38.77
          77.30  153.65

               8          11.47                       34.33
          68.45  136.07

               9          10.32                       30.88
          61.58  122.40

               10          9.39                       28.13
          56.08  111.47

               11           8.64                      25.87
          51.59  102.54

               12          8.02                       24.00
          47.85  95.11

               13          7.49                       22.41
          44.69  88.83

               14          7.03                       21.06
          41.98  83.45

               15          6.64                       19.88

          39.64  78.80

               16          6.30                       18.86
          37.60  74.73

               17          6.00                       17.95
          35.79  71.15

               18           5.73                      17.15
          34.20  67.97

               19           5.49                       16.43
          32.77  65.13

               20           5.27                      15.79
          31.48  62.58

                         If payments are for an amount or duration different than that outlined above, the Company will determine the proper amount or duration using the actuarial basis used to determine the above amounts.

             FLEXIBLE PREMIUM FIXED AND VARIABLE DEFERRED GROUP ANNUITY. Contributions may be made until the Payment Commencement Date or until the death
             benefit is payable to a Beneficiary. The Owner is as shown on the Certificate
             Data Page unless changed as provided for in this Certificate. The Company will pay the Annuitant the first of a series of annuity payments on the annuity commencement date by applying the Annuity Account Value with a Market Value
             Adjustment, if applicable, of the Owner's Annuity Account according to the
             Payment Options Provisions. Subsequent payments will be paid on the same day of each frequency period according to the provisions of this Certificate. Any paid-up annuity, cash surrender value or death benefits that may be available under this Certificate will not be less than the minimum benefits required by any statute of the state in which this Certificate is delivered.

             Non-Participating.   Not  eligible to  share in  the Company's
          divisible surplus.

             CORPORATE HEADQUARTERS - Albany, New York


             J434 NY